August 29, 2005

StealthGas Inc.
331 Kifissias Avenue
Erithrea 14561
Athens, Greece

Gentlemen:

At your request we have reviewed the sections of the Prospectus entitled "Risk
Factors" and "The International Gas Carrier Market," and the statistical and graphical information contained therein, and in any other instance where we are identified as the source of information in the prospectus included in the
Registration Statement (Registration No. 333-______) on Form F-1 (the
"Prospectus") of StealthGas Inc. (the "Company"). Based on our review of this material, we confirm that such sections of the Prospectus and the statistical and graphical information contained therein accurately describe the international gas carrier market in all material respects based on available data. We hereby consent to the filing of this letter as an exhibit to the
Registration Statement of the Company of Form F-1 to be filed with the U.S.
Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm under the heading "Experts" in the
Prospectus.

FEARNLEYS A/S

Name:   /s/ Sverre Bjorn Svenning
Title:  Managing Director